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                                                                Exhibit 23(j)(2)


                        Consent of Independent Auditors



To Board of Trustees and Shareholders
of The Commerce Funds:

We consent to the use of our report dated December 16, 1999 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" and "Financial Statements" in the statements of additional information.





                                                        /s/ KPMG LLP
                                                        ---------------------
                                                        KPMG LLP



Boston, Massachusetts
December 15, 2000